News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Generates $3.0 million in Q2 Sales

Record Quarter Represents Annual Sales Increase of 213%

TAMPA, FL – July 11, 2018 — MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today announced preliminary sales results and provided an update on operational activities for the second quarter of 2018. Second quarter sales were $3.0 million, representing a 213% increase from the same period in 2017. The increased revenue is a direct result of MagneGas’ commercial acquisition strategy and underscores the immediacy in value generation from recent accretive acquisitions.

Following MagneGas’ acquisition of Complete Welding of San Diego last January, sales in the San Diego market have outpaced other domestic markets in 2018. Robust commercial activity led to second quarter 2018 revenues increasing by 70% compared to the first quarter of 2018. Complete Welding also experienced its highest sales levels in June, with over $83,000 in revenues, which is a record level under MagneGas ownership. This growth was largely due to a reconfiguration of the sales force and the successful sales campaign of MagneGas2® as a lead product for new client acquisition, particularly around the Port of San Diego and military operations at Coronado Island.

Sales at the Company’s East Texas and Louisiana operations also experienced rapid growth in the second quarter following MagneGas’ acquisition of Green Arc Supply in February 2018. Specifically, second quarter revenues increased by 33% as compared to the first quarter of 2018. Green Arc Supply also experienced its record revenues under MagneGas ownership in June, with over $151,000 in sales. Sales growth came largely from the acquisition of several new significant clients in Shreveport, LA and Flint, TX. These new clients are heavy consumers of metal cutting fuels and have committed to transitioning to MagneGas2® as their primary metal cutting fuel product. The overall market in this region is particularly strong with oil and gas operations, transportation, and light and heavy industry, all of which represent substantial consumers of metal cutting fuel.

MagneGas’ third major acquisition as part of its commercial acquisition strategy, Trico Welding Supply (“Trico”), in April 2018, expanded the Company’s footprint in the Sacramento and Woodland, CA markets. Overall Trico contributed significantly to overall revenue growth for MagneGas with sales in excess of $500,000 in April and May. Trico’s acquisition broadened the adoption of MagneGas® with an extensive roster of agricultural customers, including many in the high-growth California cannabis market.

MagneGas sells the ESSI brand along the central Gulf Coast of Florida, which is the most mature market for MagneGas operations overall. Sales grew 8% in the second quarter when compared to the first quarter of 2018. The Company’s recent expansion north into the Pasco County market is expected to play a more meaningful role in sales growth in the third quarter of 2018.

“We are very encouraged by the exceptional revenue growth we are experiencing,” said Ermanno Santilli, Chief Executive Officer of MagneGas Corporation. “We are particularly proud of the excellent job our team has done in making a smooth, positive transition for three acquisitions in the first four months of 2018. This is an intensely competitive industry, and we were successful in maintaining virtually every meaningful client relationship on an uninterrupted basis as we continue to execute on our acquisition strategy.”

“Not only were we able to preserve strong customer relationships, but in the case of both Complete Welding and Green Arc Supply, we benefitted from rapid sales growth in a matter of a few short months. We have been very successfully augmenting the sales force, implementing sound growth plans, and using MagneGas2® as a key competitive advantage to open doors and gain access to new clients.”

The Company also undertook a series of operational initiatives in a continued focus to improve profitability. For example, MagneGas eliminated approximately $650,000 in redundant annualized staffing expenses this year. The Company has now fully completed the integration of the information technology, back office and other administrative functions for Complete Welding and Green Arc Supply. The Company expects to fully complete the integration process for Trico this month.

MagneGas does have additional expenses surrounding the integration of these acquisitions, such as legal documentation, accounting, valuation, consulting, software purchases, systems integration, training, travel and others; however, the Company anticipates that these expenses will decrease significantly in the third quarter of 2018 as compared to the first and second quarters of 2018. In addition, Complete Welding and Green Arc are expected to generate meaningfully higher levels of profitability in the third quarter, which is also expected to contribute to an improvement in operating cash flows.

Under the United States Department of Agriculture (USDA) grant-funded sterilization program operated by MagneGas in Bowling Green, FL, the Company entered into a phase of higher reimbursement eligibility as a percentage of overall project spending. This is expected to further improve overall profitability as unreimbursed expenses from the USDA project were previously incorporated into overall research and development and general staffing expenses in the first and second quarters of 2018.

“During the first half of the second quarter, our primary operational focus was on the consistent transition of clients and personnel from three near simultaneous acquisitions,” said Scott Mahoney, Chief Financial Officer of MagneGas Corporation. “By the end of the quarter, we had successfully completed the transition at Green Arc and Complete Welding, and we have already done much of the work needed to complete the Trico transition.”

“As this phase of operations successfully concluded, we were then able to fully integrate the accounts receivable collection process and optimize inventory through a centralized vendor management system that we implemented in the second quarter. We are now able to better manage our working capital and cash conversion cycle through leaner inventory turns, faster accounts receivable collections, and the ability to service vendor payments using cash flows. This is a key emphasis for MagneGas heading into the third quarter, as we look to de-lever our working capital position and continue to enhance our balance sheet. We are also beginning to better leverage our sales platform on a national scale to secure better vendor pricing and terms. All of these incremental steps are designed to continuously improve our profitability and balance sheet for future growth,” said Mahoney.

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc has 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.